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                                  EXHIBIT 3.14

                             AMENDED CERTIFICATE OF

                       DESIGNATION, PREFERENCES AND RIGHTS

                                       OF

                            SERIES A PREFERRED STOCK

                                       OF

                                  EPIGEN, INC.


         EPIGEN, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation), in accordance with the provisions of
Section 151 of the General Corporation Law of the State of Delaware, does hereby
CERTIFY:

         1. The Certificate of Incorporation, as amended, of the Corporation fixes the total number of shares of all classes of capital stock which the Corporation shall have authority to issue as Sixty-Five Million (65,000,000) shares, of which Fifty Million (50,000,000) shares shall be Common Stock, par value $.001 per share (the "Common Stock"), and Fifteen Million (15,000,000) shares shall be shares of Preferred Stock, par value $.001 per share (the "Preferred Stock").

         2. The Certificate of Incorporation, as amended, of the Corporation, expressly grants to the Board of Directors of the Corporation authority to provide for the issuance of said Preferred Stock in one or more series, with such voting powers, and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors as are not stated and expressed in its Certificate of Incorporation, as amended.

         3. Pursuant to authority conferred upon the Board of Directors by the Certificate of Incorporation, as amended, the Board of Directors, at a meeting duly held on February 10, 1995, at which a quorum was duly present and acting throughout, duly authorized and adopted the provisions establishing Series A Preferred Stock of the Corporation pursuant to a Certificate of Designation, Preferences and Rights of Series A Preferred Stock filed with the Secretary of State of Delaware on June 12, 1995. The Board of Directors of the Corporation, at a meeting duly held on October 20, 1995, at which a quorum was duly present and acting throughout, duly authorized and adopted certain revisions to the provisions of such Certificate of Designation, Preferences and Rights of Series A Preferred Stock and an Amended Certificate of Designation, Preferences and Rights of Series A Preferred Stock was filed with the Secretary of State of Delaware on November 20, 1995. The Board of Directors of the Corporation, at a meeting duly held on December 15, 1995, at which a quorum was duly present and acting throughout, duly authorized and adopted certain revisions to the provisions of such Certificate of Designation, Preferences and Rights of Series A Preferred Stock and an Amended Certificate of Designation, Preferences and Rights of Series A Preferred Stock was filed with the Secretary of State of Delaware on February 26, 1996. The Board of Directors of the Corporation, at a meeting duly held on February 8, 1999, at which a quorum was duly present and acting throughout, duly authorized and adopted certain additional revisions to the provisions of such Certificate of Designation, Preferences and Rights of Series A Preferred Stock and an Amended Certificate of Designation, Preferences and Rights of Series A Preferred Stock was filed with the Secretary of State of Delaware on June 11, 1999. The Board of Directors of the Corporation, at a meeting duly held on May 3, 2000, at which a quorum was duly present and acting throughout, duly authorized and adopted the provisions set forth in the following resolution providing for a further Amended Certificate of Designation, Preferences and Rights of Series A Preferred Stock as follows:

         RESOLVED, that an issue of a series of the Preferred Stock, par value $.001 per share, of the Corporation consisting of One Million Five Hundred Thousand (1,500,000) shares is hereby provided for, and the voting power, designation, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, are fixed hereby as follows:

                  1. DESIGNATION. The designation of such series shall be "Series A Preferred Stock" (hereinafter referred to as the "Series A Preferred Stock") and the number of shares constituting such series is Three Million (3,000,000). The number of authorized shares of Series A Preferred stock may be increased or reduced by further resolutions of the board of Directors of the Corporation or any duly authorized committee thereof and by the filing of a certificate pursuant to the provisions of the General Corporation Law of the State of Delaware stating that such increase or reduction has been so authorized, but the number of shares of Series A Preferred Stock shall not be reduced below 200,000 unless there shall be less than 200,000 shares of Series A Preferred Stock outstanding, in which case the number of shares of Series A Preferred Stock may be reduced to a number of shares equal to the number of such shares outstanding from time to time. Shares of Series A Preferred Stock may either be evidenced by certificates or may be uncertificated in the discretion of the Corporation's Board of Directors; provided, however, that if any such shares are not evidenced by certificates, the Board of Directors of the Corporation shall cause to be made in the Corporation's stockholder ledger an entry listing the name and address of each holder of such shares, the date of issuance of such shares to each such holder and the number of such shares so issued.

                  2. DIVIDENDS. The Series A Preferred Stock shall not be entitled to any dividend.

                  3. REDEMPTION. There shall be no mandatory redemption of the outstanding shares of Series A Preferred Stock. Nothing herein, however, shall prevent the Corporation from repurchasing or redeeming any or all of its outstanding shares of Series A Preferred Stock in accordance with applicable law.

                  4. SHARES TO BE RETIRED. All shares of Series A Preferred Stock redeemed or purchased by the Corporation shall be retired and canceled and shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series, and may thereafter be issued, but not as shares of Series A Preferred Stock.

                  5.  CONVERSION OR EXCHANGE.

                  (a) CONVERSION RIGHT. The holders of Series A Preferred Stock shall have the right at any time to convert all or any portion of such shares of Series A Preferred Stock into shares of the Corporation's
         Common Stock, or such other securities into which such Common Stock shall have been converted or by which such Common Stock shall have been replaced, at the rate of two (2) shares of Common Stock for each one
         (1) share of Series A Preferred Stock. A holder of shares of Series A Preferred Stock may elect to convert such shares into Common Stock in a single transaction or series of transactions; provided, that in any election involving conversion of less than all of such Holders shares of Series A Preferred Stock such holder shall elect to convert not less than twenty percent (20%) of the original amount of such holder's shares of Series A Preferred Stock.

                  (b) NOTICE OF CONVERSION. Any holder of outstanding shares of Series A Preferred Stock may elect to convert such shares of Series A Preferred Stock into shares of Common Stock by serving written notice on the Corporation setting forth (1) the number of shares of such holder's Series A Preferred Stock to be converted; (2) the date by which such conversion must occur, such date being at least thirty (30) and not more than sixty (60) days after the date of such notice; (3) whether such shares of Common Stock are to be evidenced by a single certificate or multiple certificates (in which latter case the denominations of such certificates shall also be set forth); and (4) if such certificates are to be issued in the name or names of a person or persons other than that of the holder of the Series A Preferred Stock so converting, the name(s) and address(es) of such other person(s).

                  (c) ISSUANCE OF CERTIFICATES FOR COMMON STOCK. Promptly following the effective date of any conversion in accordance with the written notice from a holder of Series A Preferred Stock, the Corporation shall issue a certificate or certificates evidencing shares of Common Stock into which such shares of Series A Preferred Stock have been converted in accordance with the instructions set forth in such converting holder's notice to the Corporation.

                  (d)  CERTAIN ADJUSTMENTS.

                        (i) STOCK DIVIDENDS, SPLITS AND COMBINATIONS. If at any time or from time to time, the holders of Common Stock become entitled to receive additional shares or less shares because of a stock dividend, stock split or combination of shares, the number of shares of Common Stock into which outstanding shares of Series A Preferred Stock may be converted shall be proportionately and correspondingly adjusted.

                        (ii) RECLASSIFICATIONS. If at any time or from time to time, the holders of Common Stock become entitled to receive a different class of stock (the "Entitlement Event"), any holder of outstanding shares of Series A Preferred Stock shall be entitled to receive upon such holder's conversion of shares of Series A Preferred Stock after the Entitlement Event for each share of Common Stock into which shares of Series A Preferred Stock have been converted the same number and kind of shares of stock as a holder of shares of the Common Stock immediately prior to the Entitlement Event was eligible to receive with respect to such Common Stock pursuant to the Entitlement Event. This provision shall include any reclassification in connection with a merger of another corporation into the Corporation.

                        (iii) CERTAIN DISTRIBUTIONS. If at any time or from time to time, the holders of Common Stock become entitled to receive an extraordinary distribution consisting of cash, debt securities or property including stock of a subsidiary as a spin-off or split-off, the Corporation shall send written notice at least thirty (30) days but no more than sixty (60) days prior to the record date of shareholders eligible to receive such distribution to the holders of shares of Series A Preferred Stock describing the amount and nature of the distribution, the time fixed for its payment and any conditions thereupon, and if such holder does not elect to convert such holder's shares of Series A Preferred Stock on or before such record date, the holder of such shares of Series A Preferred Stock shall not be eligible to participate in such extraordinary distribution per share of the Common Stock. An extraordinary distribution shall mean any distribution other than periodic payments of cash dividends from profits intended to be regular and recurring. The value of any extraordinary distribution shall be conclusively determined in good faith by an affirmative vote of the Board of Directors of the Corporation.

                        (iv) MERGER INTO OR SALE OF ASSETS TO ANOTHER CORPORATION. If at any time or from time to time, the holders of the Common Stock become entitled to receive stock, securities, property or cash (or any combination of them) by reason of a capital reorganization or dissolution, liquidation or winding-up of the Corporation, a merger with, a consolidation of the Corporation into, a sale of all or substantially all of the assets of the Corporation to, another corporation (the "Reorganization Event"), each holder of shares of Series A Preferred Stock shall be entitled to receive upon conversion of such shares of Series A Preferred Stock after the Reorganization Event the same stock, securities, property or cash (or combination of them) as a holder of the same number of shares of the Common Stock into which such shares of Series A Preferred Stock was convertible immediately prior to the Reorganization Event was eligible to receive with respect to such Common Stock pursuant to the Reorganization Event.

                        (v) NOTICE OF ADJUSTMENTS. Upon any adjustment as herein described, then, and in each such case, the Corporation, within 10 days thereafter, shall give notice thereof to each record holder of shares of Series A Preferred Stock stating the adjustment in the number of shares of Common Stock into which such holder's shares of Series A Preferred Stock may be converted and setting forth in reasonable detail the method of calculating and the facts (including a statement of the consideration received or deemed to have been received by the Corporation for any shares of Common Stock) upon which such calculation is based.

                  (e) GENERAL. The Corporation will not, by amendment of its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Section 5, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of Series A Preferred Stock. The Corporation will take all such action as may be necessary or appropriate in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Common Stock or other securities into which outstanding shares of Series A Preferred Stock may be converted upon the exercise of any conversion granted herein. The Corporation will not (1) issue any capital stock of any class which is preferred as to dividends or as to the distribution of assets upon voluntary or involuntary dissolution, liquidation or winding up, unless the rights of the holders thereof shall be limited to a fixed sum or percentage of par value in respect of participation in dividends and in any such distribution of assets; and (2)(i) transfer all or substantially all of its properties and assets to any other entity or
         (ii) consolidate with or merge into any other entity where the Corporation is not the continuing or surviving entity, or (iii) permit any other entity to consolidate with or merge into the Corporation where the Corporation is the continuing or surviving entity unless, in connection with such consolidation or merger, unless the conversion rights granted hereby shall survive and apply to the Common Stock, or other securities of the Corporation into which such shares of Series A Preferred Stock can be converted, then issuable as a result of such transaction.

                  6.   VOTING RIGHTS.

                  (a) GENERALLY. The holders of shares of Series A Preferred Stock originally issued by the Corporation(the "Initial Holders") shall be entitled, at all meetings of the stockholders of the Corporation and on all occasions where stockholders are entitled to vote or give their consent, to thirty (30) votes for each share of Series A Preferred Stock owned by them; provided, however, that upon sale, gift or transfer of such shares by an Initial Holder, whether voluntarily, involuntarily, by operation of law including, without limitation, bankruptcy, appointment of a guardian, committee of an incompetent, conservator or custodian or otherwise (but not including by devise, bequest, the laws of inheritance or descent in which case the persons taking such shares of Series A Preferred Stock under such circumstances shall be entitled to such thirty (30) votes per share), such shares of Series A Preferred Stock shall be entitled to, at all meetings of the stockholders of the Corporation and on all occasions where stockholders are entitled to vote or give their consent, to one vote for each share of Series A Preferred Stock. The holders of shares of Series A Preferred Stock shall vote with the holders of shares of Common Stock as a single class, except to the extent that holders of Common Stock or holders of Series A Preferred Stock shall be entitled to vote as a separate class pursuant to the General Corporation Law of the State of Delaware.

                  (b) RESTRICTIONS ON CREATION OF ADDITIONAL CLASSES OR SERIES OF PREFERRED STOCK. Notwithstanding any other provision of the Certificate of Incorporation, without the vote or consent of the holders of a least a majority of the then outstanding shares of Series A Preferred Stock, the Corporation shall not (i) create or issue or increase the authorized number of shares of any class or classes or series of stock ranking prior to or in parity with the Series A Preferred Stock upon liquidation, (ii) amend or alter or repeal any of the provisions of the Certificate of Incorporation so as to affect adversely the preferences or rights of the Series A Preferred Stock or
         (iii) authorize any reclassification of the Series A Preferred Stock.

                  7. LIQUIDATION PREFERENCE. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Series A Preferred Stock shall entitled to receive out of the assets of the Corporation available for distribution to stockholders, before any distribution of assets shall be made to the holders of Common Stock or of any other shares of stock of the Corporation ranking as to such distribution junior to the Series A Preferred Stock, an amount equal to $1.00 per share. If upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the amounts payable with respect to the Series A Preferred Stock and any other shares of stock of the Corporation ranking as to any such distribution on a parity with the Series A Preferred Stock are not paid in full, the holders of the Series A Preferred Stock and of such other shares shall share ratable in any such distribution of assets of the Corporation in proportion to the full respective preferential amounts to which they are entitled. After payment to the holders of the Series A Preferred Stock of the full preferential amounts provided for in this Section 7, the holders of the Series A Preferred Stock shall be entitled to no further participation in any distribution of assets by the Corporation. The consolidation or merger of the Corporation with or into any other corporation, or the sale of substantially all of the assets of the Corporation in consideration for the issuance of equity securities of another corporation, shall not be regarded as a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 7, but only if such consolidation, merger or sale of assets shall not in any way impair the voting power, preferences or special rights of the Series A Preferred Stock.

                  8. LIMITATIONS ON DIVIDENDS ON JUNION RANKING STOCK. So long as any Series A Preferred Stock shall be outstanding, the Corporation shall not declare any dividends on other class or series of Preferred Stock of the Corporation ranking as to dividends or distributions of assets junior to the Series A Preferred Stock (any such junior ranking stock being herein referred to as "Junior Stock"), or make any payment on account of, or set apart money for, a sinking or other analogous fund for the purchase, redemption or other retirement of any shares of Junior Stock, or make any distribution in respect thereof, whether in cash or property or in obligations or stock of the Corporation, other than Junior Stock

         (such dividends, payments, setting apart and distributions being herein called "Junior Stock Payments"), unless all of the conditions set forth in the following subsections (a) and (b) shall exist at the date of such declaration in the case of any such dividend, or the date of such setting apart in the case of any such fund, or the date of such payment or distribution in the case of any other Junior Stock Payment:

                  (a) Full cumulative dividends shall have been paid or declared and set apart for payment upon all outstanding shares of Preferred Stock other than Junior Stock; and

                  (b) The Corporation shall not be in default or in arrears with respect to any sinking or other analogous fund or any call for tenders obligation or other agreement for the purchase, redemption or other retirement of any shares of Preferred Stock other than Junior Stock.

                  9.  RESTRICTIONS ON TRANSFER.

                  (a) RESTRICTIONS ON TRANSFER. Neither the Series A Preferred Stock, nor any interest therein, shall be transferable except upon the conditions specified in this Section 9, which conditions are intended to ensure compliance with the Securities Act of 1933, as amended (the "Securities Act") and all applicable state securities laws in respect of the transfer of any such securities or any interest therein.

                  (b) RESTRICTIVE LEGEND. Each certificate, if shares of Series A Preferred Stock shall issued in certificated form, shall (unless otherwise permitted by the provisions of this Section 9) include a legend in a form similar to the following:

                  NEITHER THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THEY ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND NEITHER SUCH SECURITIES NO ANY INTEREST THEREIN MAY BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT, APPLICABLE STATE SECURITIES LAWS AND THE RULES AND REGULATIONS THEREUNDER. BY ACCEPTANCE OF THIS CERTIFICATE, THE HOLDER HEREOF REPRESENTS THAT IT IS ACQUIRING THESE SECURITIES FOR INVESTMENT AND AGREES TO COMPLY IN ALL RESPECTS WITH SECTION 9 OF THE CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS OF SERIES A PREFERRED STOCK OF THE CORPORATION, A COPY OF WHICH MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OR THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT ITS PRINCIPAL EXECUTIVE OFFICE.

                  (c) STOP  TRANSFER  LEGEND.  If shares  of Series A  Preferred
         Stock shall issued in uncertificated form (unless otherwise permitted by the provisions of this Section 9) , the Corporation shall cause its agent for transfer of its securities to place a "stop transfer" legend on the Corporation's stock transfer ledger or other similar records prohibiting the transfer of the shares of Series A Preferred Stock or securities into which such shares have been converted unless the holder thereof shall have complied with the provisions of this
         Section 9.

                  (d) NOTICE OF PROPOSED TRANSFER. Each holder of shares of Series A Preferred Stock, by his acceptance of such shares, agrees to comply in all respects with the provisions of this Section 9. Prior to any proposed transfer of any shares of Series A Preferred Stock or Common Stock underlying the Series A Preferred Stock, except in the case of registration thereof pursuant to the Securities Act of 1933, as amended, the holder thereof shall give written notice to the Corporation of such holder's intention of effect such transfer. Each such notice shall describe the manner and circumstances of such transfer in reasonable detail, and shall be accompanied by (i) a written opinion of counsel reasonable satisfactory to the Corporation, addressed to the Corporation, to the effect that the proposed transfer may be effected without registration of the Series A Preferred Stock or the Common Stock underlying the Series A Preferred Stock, or (ii) written assurance from the Securities Exchange Commission ("SEC") that the SEC will not recommend any action be taken by it in the event such transfer is effected without registration under such Act. Such proposed transfer may be effected only if the Corporation shall have received such notice and such opinion of counsel or written assurance, whereupon the holder of such shares of Series A Preferred Stock or Common Stock underlying such shares of Series A Preferred Stock shall be entitled to transfer such shares of Series A Preferred Stock or Common Stock underlying such shares of Series A Preferred Stock in accordance with the terms of such notice. Each certificate evidencing shares of Series A Preferred Stock or shares of Common Stock underlying shares of Series A Preferred Stock so transferred shall bear the legend set forth in
         Section 9(b) hereof, and each uncertificated share of Series A Preferred Stock so transferred shall have entered against it in the Corporation's stock transfer ledger or other similar records a "stop transfer" legend, except that either such legend may be removed if the opinion of counsel or written assurance is to the further effect that no such legend nor the restrictions on transfer in this Section 9 are required in order to ensure compliance with such Act.

                  10. PREEMPTIVE RIGHTS. The holders of shares of Series A Preferred Stock shall not be entitled to any preemptive or preferential rights for the subscription to any shares of any capital stock of the Corporation.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Donald C. Fresne, its President, who affirms, under penalties of perjury, that this Certificate is the act and deed of the Corporation and that the facts stated herein are true, as of the 7th day of June, 2000.

                                       EPIGEN, INC.

                                       By:/s/ Donald C. Fresne
                                          ----------------------
                                          Name: Donald C. Fresne
                                          Title: President